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Corporate Headquarters
14951 North Dallas Parkway
Dallas, Texas 75240
www.compusa.com


                                                   NEWS RELEASE
                                                   ------------

FOR IMMEDIATE RELEASE                  CONTACT:  James E. Skinner
---------------------                            Executive Vice President & CFO
                                                 (972) 982-4000

                                                 J. Robert Gary
                                                 Vice President - Finance
                                                 (972) 982-4000

                                                 Stacie Shirley
                                                 Director - Investor Relations
                                                 (972) 982-5323

                                                 Media Relations Dept:
                                                 (972) 982-4181


             COMPUSA INC. TO SELL COMPUTER CITY CANADIAN SUPERCENTERS
             --------------------------------------------------------

     DALLAS, OCTOBER 16, 1998 -- CompUSA Inc. (NYSE:CPU) announced today that it has entered into a definitive agreement with Future Shop Ltd. (TSE:FSS) for the sale of the seven Canadian supercenters acquired by CompUSA in its purchase of Computer City from Tandy Corporation.

     The purchase price of the transaction will be based on a formula utilizing book value at the closing date. It is anticipated that the sale will be completed within 30 days.

     CompUSA is one of the nation's leading retailers and resellers of personal computers and related products and services. The Company currently operates over 200 CompUSA Computer Superstores-SM- in more that 75 major metropolitan markets across the United States, and seven Computer City Supercenters-Registered Trademark- in Canada, which serve retail, corporate, government and education customers and include technical service departments and classroom training facilities. CompUSA also offers it own build-to-order line of personal computers, the CompUSA PC-TM- and operates an Internet web site located at www.compusa.com.


                                    -More-

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     This news release contains forward-looking statements about the business and prospects of the Company which statements involved risks and uncertainties including, but not limited to, economic conditions, regulatory matters, and other risks indicated in the Company's Securities and Exchange Commission filings and reports. In many cases the Company cannot predict the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements.